Exhibit No. 99.1
Regis Corporation Reports Financial Results for the Second Fiscal Quarter 2026

Transformation Efforts Gain Traction Across Supercuts and Corporate Networks

Q2 Same-Store Sales for Supercuts Up 2.0%, Company-Owned Salons up 4.3%, Regis Consolidated Slightly Lower as Expected Due to Franchise Mix

Loyalty Membership Enrollment Grows Steadily

MINNEAPOLIS, February 5, 2026 -- Regis Corporation (NasdaqGM: RGS), a leader in the haircare industry, today announced financial results for the second fiscal quarter ended December 31, 2025.
Jim Lain, Regis Corporation's Interim President and Chief Executive Officer, commented, “Our second quarter results demonstrate improved execution and continued momentum, with same-store sales increasing 2.0% at Supercuts and 4.3% at company-owned salons. We delivered year-over-year improvements in operating income and adjusted EBITDA, and generated positive cash from operations for the fifth consecutive quarter, further strengthening our financial flexibility.”
Lain continued, “We remain focused on the transformation of Supercuts while continuing to optimize the performance of our company-owned salons, where we are seeing early signs of progress. At the same time, we are selectively leveraging verified operating improvements across our broader brand portfolio. This approach strengthens the shared operating backbone of each brand, positioning Regis for improving performance. We are confident in our progress and remain committed to building a stronger, more modern Regis capable of delivering long-term, sustainable growth.”
“Disciplined capital management remains a core priority as we focus on reducing our debt service and delivering long-term shareholder value,” said Kersten Zupfer, Executive Vice President and Chief Financial Officer. “We are speaking with potential partners to evaluate refinancing opportunities as we approach the two-year anniversary of our credit agreement in June 2026.”

Financial Highlights:
Second quarter fiscal 2026 compared to second quarter fiscal 2025:
•Consolidated revenue of $57.1 million versus $46.7 million, an increase of $10.4 million; driven by increased company-owned salon revenue as a result of the Alline acquisition, partially offset by lower royalties, fees, and non-margin franchise rental income
•Same-store sales: Supercuts: 2.0%; Consolidated: (0.1)%
•Operating income of $6.2 million versus $5.5 million
•Fifth consecutive quarter of positive cash from operations
•Net income of $0.5 million versus $7.6 million, inclusive of $7.4 million of income from discontinued operations
◦Diluted EPS of $0.16 versus $2.71, inclusive of $2.63 of income from discontinued operations
•Adjusted net income flat at $1.7 million
◦Adjusted diluted EPS of $0.60 versus $0.61
•Adjusted EBITDA of $8.0 million versus $7.1 million

First half fiscal 2026 compared to first half fiscal 2025:
▪Consolidated revenue of $116.1 million versus $92.8 million, an increase of $23.3 million; driven by increased company-owned salon revenue as a result of the Alline acquisition, partially offset by lower royalties, fees, and non-margin franchise rental income
•Same-store sales: Supercuts: 2.2%; Consolidated: 0.4%
•Operating income of $12.1 million versus $7.6 million
•Cash from operations of $3.9 million versus $0.8 million, an increase of $3.1 million
◦$4.2 million of cash from operations excluding the effect of restricted cash ad fund
•Net income of $1.8 million versus $6.8 million, inclusive of $8.4 million of income from discontinued operations
◦Diluted EPS of $0.64 versus $2.90, inclusive of $3.58 of income from discontinued operations
•Adjusted net income of $3.1 million versus $4.3 million
◦Adjusted diluted EPS of $1.10 versus $1.51
•Adjusted EBITDA of $16.0 million versus $14.8 million in prior year

Second Quarter Fiscal Year 2026 Consolidated Results

	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in millions, except per share data)	2025	2024	2025	2024

Consolidated revenue	$57.1	$46.7	$116.1	$92.8
System-wide revenue (1)	260.8	274.1	534.5	559.7

System-wide same-store sales comps	(0.1)%	(1.6)%	0.4%	(1.4)%

Operating income	$6.2	$5.5	$12.1	$7.6
Income (loss) from continuing operations	0.5	0.2	1.8	(1.6)
Diluted income (loss) per share from continuing operations	0.16	0.07	0.64	(0.68)
Income from discontinued operations	—	7.4	—	8.4
Net income	0.5	7.6	1.8	6.8
Diluted earnings per share	0.16	2.71	0.64	2.90
Adjusted EBITDA (2)	8.0	7.1	16.0	14.8
Adjusted net income (2)	1.7	1.7	3.1	4.3
Adjusted net income per share (2)	0.60	0.61	1.10	1.51
_______________________________________________________________________________
(1)Represents total sales within the system.
(2)See GAAP to non-GAAP reconciliations within the attached section titled "Non-GAAP Reconciliations."

Revenue
Total consolidated revenue of $57.1 million in the second quarter of 2026, and $116.1 million in the first half of 2026, improved $10.4 million and $23.3 million, respectively. The improvement was driven primarily by an increase in company-owned salon revenue resulting from the Alline acquisition on December 19, 2024, partially offset by lower royalties and non-margin franchise rental income.
Operating Income
Regis reported second quarter 2026 operating income of $6.2 million, an improvement of $0.7 million compared to $5.5 million in the second quarter of 2025. Regis reported first half 2026 operating income of $12.1 million, an improvement of $4.5 million compared to $7.6 million in the first half of 2025. The year-over-year improvement in operating income was primarily driven by operating income from the Alline salons and reductions in general and administrative expenses, partially offset by lower royalties.

Income (Loss) from Continuing Operations
Regis reported second quarter 2026 net income from continuing operations of $0.5 million, or $0.16 per diluted share, compared to net income from continuing operations of $0.2 million, or $0.07 per diluted share, in the second quarter of 2025. The Company reported first half 2026 net income from continuing operations of $1.8 million, or $0.64 per diluted share, compared to a net loss from continuing operations of $1.6 million, or $0.68 per share, in the first half of 2025. The year-over-year increase was driven primarily by an increase in company-owned salon revenue and reductions in general and administrative expenses, partially offset by lower royalties.
Net Income
The Company reported second quarter 2026 net income of $0.5 million, or $0.16 per diluted share, compared to net income of $7.6 million, or $2.71 per diluted share, for the same period last year. The Company reported first half 2026 net income of $1.8 million, or $0.64 per diluted share, compared to net income of $6.8 million, or $2.90 per diluted share, for the first half of 2025. The higher income in the prior year periods was driven primarily by income from discontinued operations, which did not recur in the current year periods.
Adjusted EBITDA
Second quarter and first half 2026 adjusted EBITDA of $8.0 million and $16.0 million improved $0.9 million and $1.2 million, respectively, compared to adjusted EBITDA of $7.1 million and $14.8 million in the same periods last year. The improvement in both periods is primarily related to higher company-owned salon revenue and reductions in general and administrative expenses, offset partially by lower franchise royalties and non-cash fee recognition.

Second Quarter Fiscal Year 2026 Segment Results
Franchise

	Three Months Ended December 31,		Decrease	Six Months Ended December 31,		Decrease

(Dollars in millions)	2025	2024		2025	2024

Royalties	$13.6	$14.8	$(1.2)	$27.7	$30.5	$(2.8)
Fees	1.8	2.9	(1.1)	3.5	5.3	(1.8)
Advertising fund contributions	5.3	5.5	(0.2)	10.9	11.1	(0.2)
Franchise rental income	17.2	20.0	(2.8)	34.6	41.7	(7.1)
Total franchise revenue (1)	$37.9	$43.3	$(5.4)	$76.7	$88.5	$(11.8)

Franchise same-store sales comps	(0.4)%	(1.5)%		0.2%	(1.3)%

Franchise adjusted EBITDA	$6.2	$6.4	$(0.2)	$12.6	$14.4	$(1.8)
as a percent of revenue	16.5%	14.8%		16.5%	16.3%
as a percent of adjusted revenue (2)	40.5%	36.1%		40.4%	40.3%

Total franchise salons	3,551	3,925	(374)
as a percent of total franchise and company-owned salons	92.7%	92.4%
_______________________________________________________________________________
(1)Total is a recalculation; line items calculated individually may not recalculate due to rounding.
(2)Adjusted revenue excludes non-margin revenue. See GAAP to non-GAAP reconciliations within the attached section titled "Non-GAAP Reconciliations."

Franchise Revenue
Second quarter franchise revenue was $37.9 million, a $5.4 million, or 12.5%, decrease compared to the prior year quarter. First half 2026 franchise revenue was $76.7 million, an $11.8 million, or 13.3%, decrease compared to the first half of the prior year. Non-margin franchise rental income was the primary driver of the decline due to fewer franchise salons in the current year partially as a result of the Alline acquisition.
Royalties were $13.6 million and $27.7 million, a $1.2 million and $2.8 million, or 8.1% and 9.2%, decrease for the second quarter and first half 2026, respectively, versus the same periods last year, due primarily to fewer franchise salons.
Franchise Adjusted EBITDA
Second quarter franchise adjusted EBITDA of $6.2 million decreased $0.2 million. First half 2026 franchise adjusted EBITDA of $12.6 million declined $1.8 million year-over-year. The declines primarily related to lower royalties and non-cash fees in the current year period, offset partially by lower general and administrative expenses.

Company-Owned Salons

	Three Months Ended December 31,		Increase (Decrease)	Six Months Ended December 31,		Increase

(Dollars in millions)	2025	2024		2025	2024

Total company-owned salon revenue	$19.2	$3.5	$15.7	$39.4	$4.2	$35.2
Company-owned same-store sales comps	4.3%	(9.1)%		2.9%	(6.5)%

Company-owned salon adjusted EBITDA	$1.8	$0.7	$1.1	$3.3	$0.4	$2.9
as a percent of revenue	9.4%	20.0%		8.4%	9.5%

Total company-owned salons	278	323	(45)
as a percent of total franchise and company-owned salons	7.3%	7.6%

Company-Owned Salon Revenue
Second quarter revenue for the company-owned salon segment increased $15.7 million versus the prior year to $19.2 million. First half 2026 revenue for the company-owned salon segment increased $35.2 million versus the prior year to $39.4 million. The year-over-year increases in revenue are driven by an increase in salon count as a result of the Alline acquisition on December 19, 2024.
Company-Owned Salon Adjusted EBITDA
Second quarter and first half 2026 company-owned salon adjusted EBITDA improved $1.1 million and $2.9 million, respectively, compared to the prior year periods, due primarily to increased contribution generated by the greater salon count as a result of the Alline acquisition.
Balance Sheet and Cash Flow
The Company ended the second quarter of fiscal year 2026 with $18.4 million in cash and cash equivalents, $126.0 million in outstanding borrowings ($116.7 million term loan, $8.3 million paid in kind interest, and $1.0 million revolver draw) and available total liquidity of $27.4 million. Net cash provided by operating activities for the six months ended December 31, 2025, totaled $3.9 million, an improvement of $3.1 million from the six months ended December 31, 2024, primarily due to higher operating income in the current year period.

Non-GAAP Reconciliations
For GAAP to non-GAAP reconciliations, please refer to the attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing second quarter results today, February 5, 2026, at 7:30 a.m. Central time. Interested parties are invited to participate in the live webcast by registering for the event at www.regiscorp.com/investor-relations.html. A replay of the presentation will be available on our website at the same web address.
About Regis Corporation
Regis Corporation (NasdaqGM:RGS) is a leader in the haircare industry. As of December 31, 2025, the Company franchised or owned 3,829 locations. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. For additional information about the Company, please visit the Investor Relations section of the corporate website at www.regiscorp.com.

CONTACT: REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

HAYDEN IR:
James Carbonara
James@haydenir.com
(646) 755-7412

Brett Maas
brett@haydenir.com
(646) 536-7331

This press release contains or may contain "forward-looking statements" within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management's best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, "may," "will," "believe," "project," "forecast," "expect," "estimate," "anticipate," and "plan." These uncertainties include a potential material adverse impact on our business and results of operations as a result of changes in consumer shopping trends and changes in manufacturer distribution channels; laws and regulations could require us to modify current business practices and incur increased costs including increases in minimum wages; changes in the general economic environment; changes in consumer tastes, hair product innovation, fashion trends and consumer spending patterns; our ability to realize the anticipated benefits of the Alline acquisition; reliance on franchise royalties and overall success of our franchisees’ salons; our salons' dependence on a third-party supplier agreement for merchandise; our and our franchisees' ability to attract, train and retain talented stylists and salon leaders; the success of our franchisees, which operate independently; data security and privacy compliance and our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, franchisees, employees, vendors or Company information; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic to our franchisees' and company-owned salons; our ability to maintain and enhance the value of our brands; reliance on legacy information technology systems; reliance on external vendors; the use of social media; the effectiveness of our enterprise risk management program; potential challenges with the planning or implementation of our new enterprise resource planning system; our ability to minimize risks associated with owning and operating additional salons; ability to generate sufficient cash flow to satisfy our debt service obligations; compliance with covenants in our financing arrangement; premature termination of agreements with our franchisees; the continued ability of the Company to implement cost reduction initiatives and achieve expected cost savings; continued ability to compete in our business markets; potential liabilities related to the employee retention credit received by Alline; reliance on our management team and other key personnel, including a successful search for a new CEO; the ability to attract and retain key personnel; the continued ability to maintain an effective system of internal control over financial reporting; changes in tax exposure; the ability of our Tax Preservation Plan to protect the future availability of the Company's tax assets; potential litigation and other legal or regulatory proceedings; or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q, and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
As of December 31, 2025, and June 30, 2025
(Dollars in thousands, except per share data)

	December 31, 2025	June 30, 2025

ASSETS
Current assets:
Cash and cash equivalents	$18,385	$16,959
Receivables, net	9,337	9,473
Inventory	2,567	2,798
Other current assets	21,825	21,254
Total current assets	52,114	50,484

Property and equipment, net	9,829	10,085
Goodwill	183,420	183,436
Other intangibles, net	5,612	5,830
Right of use asset	221,508	229,861
Deferred tax asset	101,124	102,504
Other assets	14,707	16,757
Total assets	$588,314	$598,957

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$19,949	$20,837
Accrued expenses	16,057	19,066
Long-term debt, current portion	2,100	1,100
Short-term lease liability	59,958	60,685
Total current liabilities	98,064	101,688

Long-term debt, net	111,219	109,693
Long-term lease liability	170,782	179,280
Other non-current liabilities	19,541	22,680
Total liabilities	399,606	413,341

Shareholders' equity:
Common stock, $0.05 par value; issued and outstanding 2,498,778 and 2,435,981 common shares at December 31, 2025, and June 30, 2025, respectively	125	122
Additional paid-in capital	76,591	75,243
Accumulated other comprehensive income	8,215	8,286
Retained earnings	103,777	101,965
Total shareholders' equity	188,708	185,616
Total liabilities and shareholders' equity	$588,314	$598,957
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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
For the Three and Six Months Ended December 31, 2025, and 2024
(Dollars and shares in thousands, except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024

Revenues:
Royalties	$13,641	$14,840	$27,677	$30,486
Fees	1,753	2,917	3,537	5,269
Advertising fund contributions	5,298	5,490	10,871	11,131
Franchise rental income	17,237	20,022	34,591	41,658
Company-owned salon revenue	19,188	3,450	39,399	4,235
Total revenue	57,117	46,719	116,075	92,779
Operating expenses:
General and administrative	10,264	11,155	21,615	25,189
Rent	3,598	2,149	6,821	3,213
Advertising fund expense	5,298	5,490	10,871	11,131
Franchise rent expense	17,237	20,022	34,591	41,658
Company-owned salon expense (1)	13,727	1,946	28,495	2,699
Depreciation and amortization	796	460	1,564	906
Long-lived asset impairment	—	—	—	352
Total operating expenses	50,920	41,222	103,957	85,148

Operating income	6,197	5,497	12,118	7,631

Other (expense) income:
Interest expense	(5,255)	(4,848)	(10,526)	(9,694)
Gain on earn-out liability	—	—	1,000	—
Other, net	517	(307)	759	370

Income (loss) from operations before income taxes	1,459	342	3,351	(1,693)

Income tax (expense) benefit	(1,003)	(136)	(1,539)	89

Income (loss) from continuing operations	456	206	1,812	(1,604)

Income from discontinued operations	—	7,439	—	8,396

Net income	$456	$7,645	$1,812	$6,792

Net income per share:
Basic:
Income (loss) from continuing operations	$0.18	$0.09	$0.74	$(0.68)
Income from discontinued operations	—	3.20	—	3.58
Net income per share (2)	$0.18	$3.29	$0.74	$2.90
Diluted:
Income (loss) from continuing operations	$0.16	$0.07	$0.64	$(0.68)
Income from discontinued operations	—	2.63	—	3.58
Net income per share, diluted (2)	$0.16	$2.71	$0.64	$2.90

Weighted average common and common equivalent shares outstanding:
Basic	2,482	2,324	2,461	2,346
Diluted	2,862	2,825	2,822	2,346
_______________________________________________________________________________
(1)Includes cost of services and products sold to guests in our company-owned salons. Excludes general and administrative expense, rent, and depreciation and amortization related to company-owned salons.
(2)Total is a recalculation; line items calculated individually may not sum to total due to rounding.
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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
For the Six Months Ended December 31, 2025, and 2024
(Dollars in thousands)

	Six Months Ended December 31,
	2025	2024

Cash flows provided by (used in) operating activities:
Net income	$1,812	$6,792
Adjustments to reconcile net income to cash provided by operating activities:
Gain from sale of OSP	—	(8,396)
Depreciation and amortization	1,548	853
Deferred income taxes	1,361	(197)
Non-cash interest	2,897	2,513
Gain on earn-out liability	(1,000)	—
Long-lived asset impairment	—	352
Stock-based compensation	910	1,604
Amortization of debt discount and financing costs	1,811	1,605
Other non-cash items affecting earnings	(127)	569
Ad fund	(250)	3,474
Changes in operating assets and liabilities (1)	(5,016)	(8,382)
Net cash provided by operating activities	3,946	787

Cash flows (used in) provided by investing activities:
Capital expenditures	(1,167)	(444)
Asset acquisitions, net of cash acquired and certain obligations assumed	—	(18,631)
Proceeds from sale of OSP, net of fees	—	8,463
Net cash used in investing activities	(1,167)	(10,612)

Cash flows (used in) provided by financing activities:
Borrowings on revolving credit facility	—	4,326
Repayments of revolving credit facility	—	(10,238)
Repayments of long-term debt	(2,140)	(526)
Debt refinancing fees	(41)	(814)
Proceeds from issuance of common stock in connection with warrant exercise	298	—
Proceeds from issuance of common stock for options exercised	606	—
Proceeds from issuance of long-term debt	—	15,000
Taxes paid for shares withheld	(161)	(75)
Net cash (used in) provided by financing activities	(1,438)	7,673

Effect of exchange rate changes on cash and cash equivalents	(2)	(106)

Increase (decrease) in cash, cash equivalents, and restricted cash	1,339	(2,258)

Cash, cash equivalents, and restricted cash:
Beginning of period	35,205	29,312
End of period	$36,544	$27,054
_______________________________________________________________________________

(1)Changes in operating assets and liabilities exclude ad fund and assets and liabilities sold or acquired.
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REGIS CORPORATION
System-Wide Same-Store Sales

SYSTEM-WIDE SAME-STORE SALES (1):

	Three Months Ended
	December 31, 2025			December 31, 2024
	Service	Retail	Total	Service	Retail	Total

Supercuts	2.4%	(9.2)%	2.0%	1.0%	(11.2)%	0.5%
SmartStyle	(3.6)	(22.3)	(6.3)	(4.0)	(18.1)	(6.4)
Portfolio Brands	0.6	(9.8)	(0.1)	(1.5)	(13.0)	(2.4)

Total system-wide same-store sales	0.9%	(14.6)%	(0.1)%	(0.6)%	(14.7)%	(1.6)%

	Six Months Ended
	December 31, 2025			December 31, 2024
	Service	Retail	Total	Service	Retail	Total

Supercuts	2.6%	(8.4)%	2.2%	1.1%	(10.3)%	0.7%
SmartStyle	(2.7)	(20.5)	(5.2)	(4.1)	(18.2)	(6.5)
Portfolio Brands	1.0	(5.9)	0.5	(0.9)	(11.8)	(1.7)

Total system-wide same-store sales	1.3%	(12.6)%	0.4%	(0.4)%	(14.2)%	(1.4)%
_______________________________________________________________________________
(1)System-wide same-store sales are calculated as the total change in sales for system-wide franchise and company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.
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REGIS CORPORATION
System-Wide Location Counts

	December 31, 2025	June 30, 2025

FRANCHISE SALONS:
Supercuts	1,667	1,711
SmartStyle/Cost Cutters in Walmart Stores	1,021	1,049
Portfolio Brands	791	816
Total North American salons	3,479	3,576
Total International salons (1)	72	71
Total franchise salons	3,551	3,647
as a percent of total franchise and company-owned salons	92.7%	92.5%

COMPANY-OWNED SALONS:
Supercuts	97	100
Portfolio Brands	181	194
Total company-owned salons	278	294
as a percent of total franchise and company-owned salons	7.3%	7.5%

Total franchise and company-owned salons	3,829	3,941
_______________________________________________________________________________
(1)Canadian and Puerto Rican salons are included in the North American salon totals.

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Non-GAAP Reconciliations:
This press release includes a presentation of operating income excluding certain non-cash charges, adjusted EBITDA, and adjusted franchise revenue, which are non-GAAP measures. The non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We believe our presentation of the non-GAAP measures provides meaningful insight into our ongoing operating performance and a supplemental perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze financial performance.
Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine the items to consider as "items impacting comparability" based on how management views our business, makes financial, operating and planning decisions, and evaluates the Company's ongoing performance.
The reconciliation of U.S. GAAP operating income to non-GAAP operating income excluding certain non-cash charges is included in the release.
The following items have been excluded from our non-GAAP adjusted EBITDA results: stock-based compensation expense, discontinued operations, one-time professional fees and settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, lease termination fees and asset retirement obligation costs.
We present adjusted revenue to provide a meaningful franchise adjusted EBITDA margin, which removes non-margin revenue from total revenue to arrive at an adjusted margin. Margin is a common metric used by investors, however, the majority of our revenue is offset by equal expense, so it does not contribute to our margin. We remove the non-margin revenue from this metric in order to show a meaningful margin rate.
The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations as they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with our financial statements prepared in accordance with U.S. GAAP.
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REGIS CORPORATION
Reconciliation of U.S. GAAP Net Income to Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024

Reported net income	$456	$7,645	$1,812	$6,792
Interest expense	5,255	4,848	10,526	9,694
Income tax expense (benefit)	1,003	136	1,539	(89)
Depreciation and amortization	796	460	1,564	906
Long-lived asset impairment	—	—	—	352
EBITDA	7,510	13,089	15,441	17,655
Stock-based compensation expense	280	174	910	1,604
Gain on discontinued operations	—	(7,439)	—	(8,396)
Gain on earn-out liability	—	—	(1,000)	—
Discrete items (1)	201	1,315	605	3,913
Adjusted EBITDA, non-GAAP financial measure	$7,991	$7,139	$15,956	$14,776
_______________________________________________________________________________
(1)Discrete items include one-time professional fees and legal settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, and lease termination fees.

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REGIS CORPORATION
Reconciliation of Reported Franchise Adjusted EBITDA as a Percent of GAAP Franchise Revenue
to Franchise Adjusted EBITDA as a Percent of Adjusted Franchise Revenue
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024

Franchise adjusted EBITDA	$6,241	$6,414	$12,625	$14,400
GAAP franchise revenue	37,929	43,269	76,676	88,544
Franchise adjusted EBITDA as a percent of GAAP franchise revenue	16.5%	14.8%	16.5%	16.3%
Non-margin revenue adjustments:
Franchise rental income	$(17,237)	$(20,022)	$(34,591)	$(41,658)
Advertising fund contributions	(5,298)	(5,490)	(10,871)	(11,131)
Adjusted franchise revenue	$15,394	$17,757	$31,214	$35,755
Franchise adjusted EBITDA as a percent of adjusted franchise revenue	40.5%	36.1%	40.4%	40.3%

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REGIS CORPORATION
Reconciliation of Reported Net Income to Adjusted Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024

Net income	$456	$7,645	$1,812	$6,792
Stock-based compensation, net of tax	834	174	1,325	1,604
Long-lived asset impairment	—	—	—	352
Discontinued operations	—	(7,439)	—	(8,396)
Gain on earn-out liability, net of tax	—	—	(780)	—
Discrete items (1)	434	1,347	758	3,966
Adjusted net income	$1,724	$1,727	$3,115	$4,318
_______________________________________________________________________________
(1)Discrete items include one-time professional fees and legal settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, lease termination fees and asset retirement obligation costs.

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REGIS CORPORATION
Reconciliation of Reported Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024

Reported diluted earnings per share	$0.16	$2.71	$0.64	$2.90
Stock compensation	0.29	0.06	0.47	0.56
Long-lived asset impairment	—	—	—	0.12
Discontinued operations	—	(2.64)	—	(2.96)
Gain on earn-out liability	—	—	(0.27)	—
Discrete items (1)	0.15	0.48	0.26	1.40
Impact of change in weighted average shares (2)	—	—	—	(0.51)
Adjusted diluted earnings per share	$0.60	$0.61	$1.10	$1.51
_______________________________________________________________________________
(1)Discrete items include one-time professional fees and settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, lease termination fees and asset retirement obligation costs, and deferred tax asset impacts.
(2)Non-GAAP net income per share reflects the weighted average shares associated with non-GAAP net income, which includes the dilutive effect of common stock equivalents. The impact of the adjustments described above result in the effect of the common stock equivalents to be dilutive to the non-GAAP net income per share.

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REGIS CORPORATION
Reconciliation of Reported General and Administrative Expenses to General and Administrative Expenses Used to Calculate Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024

Reported general and administrative	$10,264	$11,155	$21,615	$25,189
Discrete general and administrative (1)	(175)	(1,354)	(511)	(3,962)
Stock-based compensation	(280)	(174)	(910)	(1,604)
Adjusted general and administrative	$9,809	$9,627	$20,194	$19,623
_______________________________________________________________________________
(1)Discrete items include one-time professional fees and legal settlements, and severance expense.
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